              As filed with the Securities and Exchange Commission
                                on June 30, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               NETWORK PLUS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3430576
                      (I.R.S. Employer Identification No.)

234 COPELAND STREET, QUINCY, MASSACHUSETTS                         02169
 (Address of Principal Executive Offices)                        (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             JAMES J. CROWLEY, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                             CHIEF OPERATING OFFICER
                               NETWORK PLUS CORP.
                               234 COPELAND STREET
                           QUINCY, MASSACHUSETTS 02169
                     (Name and Address of Agent for Service)

                                 (617) 786-4000
          (Telephone Number, Including Area Code, of Agent For Service)


==================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================


                                                         Proposed               Proposed
      Title Of                                           Maximum                Maximum
     Securities                   Amount                 Offering              Aggregate              Amount Of
        To Be                     To Be                  Price Per              Offering             Registration
     Registered                  Registered                Share                 Price                  Fee
==================================================================================================================
Common Stock,
$.01 par value                   2,500,000               $16.00(1)            $40,000,000(1)           $11,120
==================================================================================================================

(1) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933 as based upon the Price to Public set forth in the Prospectus relating to the registrant's initial public offering of Common Stock.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2)      All other reports filed pursuant to Section 13(a) or
\         15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law ("DGCL"), empowers a Delaware corporation to indemnify any persons who are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees or agents of the corporation, in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if a director, officer, employee or agent of the corporation is adjudged to be liable to the corporation in the performance of such person's duty. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.


         The Registrant's Certificate of Incorporation, as amended (the "Certificate"), and Bylaws, as amended (the "Bylaws"), provide that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent the DGCL prohibits such indemnification. The Certificate and Bylaws also provide for indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant), by reason of such person's position, or by reason of any action alleged to have been taken or omitted in such person's capacity, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

          4.1 Certificate of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-64633).

          4.2        By-Laws of the Registrant, as amended.
                     Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-64633).

          5          Opinion of Hale and Dorr LLP.

         23.1        Consent of PricewaterhouseCoopers LLP.

         23.2        Consent of Hale and Dorr LLP (included in Exhibit 5).

         24 Power of Attorney (included in the signature page of this Registration Statement).


Item 9.  UNDERTAKINGS

     1.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on this 30th day of June, 1999.


                                     Network Plus Corp.



                                     By: /s/ James J. Crowley
                                         -------------------------------------
                                         James J. Crowley
                                         Executive Vice President,
                                         Chief Operating Officer and Secretary




                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Network Plus Corp., hereby severally constitute and appoint Robert T. Hale, Jr., James J. Crowley, George Alex and Jeffrey N. Carp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Network Plus Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, as of June 30, 1999.







         Name                                     Title


/s/ Robert T. Hale              Chairman of the Board
--------------------------
Robert T. Hale


/s/ Robert T. Hale, Jr.         President, Chief Executive Officer and Director
--------------------------      (Principal Executive Officer)
Robert T. Hale, Jr.


/s/ James J. Crowley            Executive Vice President, Chief Operating
--------------------------      Officer, Secretary and Director
James J. Crowley


/s/ George Alex                 Executive Vice President of Finance, Chief
--------------------------      Financial Officer and Treasurer (Principal
George Alex                     Financial and Accounting Officer)


/s/ David Martin                Director
--------------------------
David Martin

/s/ Joseph C. McNay             Director
--------------------------
Joseph C. McNay

                                  EXHIBIT INDEX





Exhibit
Number              Description
-------             -----------

  4.1 Certificate of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-64633).


  4.2 By-Laws of the Registrant, as amended. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-64633).

  5                 Opinion of Hale and Dorr LLP.

 23.1               Consent of PricewaterhouseCoopers LLP.

 23.2               Consent of Hale and Dorr LLP (included in Exhibit 5).

 24 Power of Attorney (included in the signature page of this Registration Statement).